Exhibit 32.2

CERTIFICATION OF PRINCIPAL FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Alset Capital Acquisition Corp. for the period ended May 31, 2023, I, Rongguo Wei, Chief Financial Officer of Alset Capital Acquisition Corp., hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)	Such Quarterly Report on Form 10-Q of Alset Capital Acquisition Corp. for the period ended May 31, 2023, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in such Quarterly Report on Form 10-Q of Alset Capital Acquisition Corp. for the period ended May 31, 2023, fairly presents, in all material respects, the financial condition and results of operations of Alset Capital Acquisition Corp.

/s/ Rongguo Wei
Rongguo Wei
Chief Financial Officer (Principal Financial Officer)

Date: July 17, 2023

A signed original of the certification required by Section 906 has been provided to Alset Capital Acquisition Corp. and will be retained by Alset Capital Acquisition Corp. and furnished to the Securities and Exchange Commission or its staff upon request.